BlackRock Multi-Sector Income Trust

Cusip: 09258A107

Ticker: BIT

Record Date	May 15, 2023

Pay Date	May 31, 2023

Distribution Amount per share	$0.123700

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the Fiscal	Distributions for the
	Current Distribution	Distribution	Year to Date	Fiscal Year to Date

Net Income	$0.080021	65%	$0.509625	59%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.043679	35%	$0.356275	41%

Total (per common share)	$0.123700	100%	$0.865900	100%

Average annual total return (in relation to NAV) for the 5-year period ending on April 30, 2023				3.98%

Annualized current distribution rate expressed as a percentage of NAV as of April 30, 2023				10.08%

Cumulative total return (in relation to NAV) for the fiscal year through April 30, 2023				5.58%

Cumulative fiscal year distributions as a percentage of NAV as of April 30, 2023				5.04%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its net income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Multi-Sector Income Trust

Cusip: 09258A107

Ticker: BIT

Record Date	June 15, 2023

Pay Date	June 30, 2023

Distribution Amount per share	$0.123700

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the Fiscal	Distributions for the
	Current Distribution	Distribution	Year to Date	Fiscal Year to Date

Net Income	$0.073166	59%	$0.582791	59%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.050534	41%	$0.406809	41%

Total (per common share)	$0.123700	100%	$0.989600	100%

Average annual total return (in relation to NAV) for the 5-year period ending on May 31, 2023				3.76%

Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2023				10.29%

Cumulative total return (in relation to NAV) for the fiscal year through May 31, 2023				4.31%

Cumulative fiscal year distributions as a percentage of NAV as of May 31, 2023				6.00%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its net income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052